As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 PAPA JOHNS BOULEVARD
LOUISVILLE, KENTUCKY 40299-2334

(Address of Principal Executive Offices) (Zip Code)

Papa John’s International, Inc.
2003 Stock Option Plan for Non-Employee Directors

(Full title of the Plan)

Richard J. Emmett

Senior Vice President, General Counsel and Secretary

Papa John’s International, Inc.

2002 Papa Johns Boulevard

Louisville, Kentucky 40299-2334

(502) 261-7272

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value, $.01 per share	596,500 shares	$32.875	$19,609,938	$2,099

(1)  Includes 63,334 shares registered for resale which were issued under Section 4(2) of the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional shares which may become issuable by reason of any stock split, stock dividend, recapitalization or similar transaction and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high ($33.84) and low ($31.91) prices per share of our Common Stock on November 1, 2006, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the NASDAQ Global Select Market.

EXPLANATORY NOTE

Papa John’s International, Inc. (the “Company”, “Registrant”, “Papa John’s”, “we” or “us”) has prepared this registration statement (“Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 596,500 shares of our Common Stock, $ .01 par value per share, issuable or issued pursuant to options granted or to be granted under the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors (“Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale of up to 63,334 shares of Common Stock issued pursuant to the Plan.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option under the Plan in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933 (“Securities Act”).  We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act.  Requests should be directed to: Investor Relations, Papa John’s International, Inc., P.O. Box 99900, Louisville, KY 40269-0900; tel. no. (502) 261-7272.  The reoffer prospectus follows this paragraph.

REOFFER PROSPECTUS

63,334 Shares of Common Stock
of

PAPA JOHN’S INTERNATIONAL, INC.

This prospectus (“Prospectus”) is being used in connection with the offering from time to time by certain non-employee directors of the Company (“Selling Shareholders”) of up to 63,334 shares of the common stock, $.01 par value per share (the “Common Stock”) acquired by such non-employee directors upon the exercise of stock options issued pursuant to the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors (“Plan”).  The shares are being offered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the shares.

The Selling Shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.” The Company will bear all expenses in connection with the preparation of this Prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol PZZA.  The last reported sale price on the Nasdaq Global Select Market of our Common Stock on November 1, 2006 was $32.33 per share.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate as of and on the date of this document.

PLEASE SEE THE “RISK FACTORS” CONTAINED HEREIN ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 3, 2006.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

i

THE COMPANY

Before making an investment decision, you should read the entire Prospectus carefully, including the section entitled “Risk Factors,” the documents incorporated by reference herein, and the financial statements and the notes to the financial statements incorporated by reference herein.  Prospective investors should not rely on any information not contained in this document.  We have not authorized anyone to provide any other information.

Papa John’s International, Inc. (sometimes referred to as the “Company”, “Papa John’s”, “Registrant”, or in the first person notations of “we”, “us” and “our”) operates and franchises pizza delivery and carryout restaurants under the trademark “Papa John’s.”  The first Company-owned Papa John’s restaurant opened in 1985 and the first franchised restaurant opened in 1986.  At September 24, 2006, there were 2,978 Papa John’s restaurants in operation, consisting of 564 Company-owned and 2,086 franchised restaurants.

Our corporate offices are located at 2002 Papa John’s Boulevard, Louisville, Kentucky 40299-2334.  Our telephone number is (502) 261-7272.

WHERE YOU CAN FIND MORE INFORMATION

All of our periodic report filings with the Securities and Exchange Commission (“SEC” or “Commission”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are available, free of charge, through our web site located at www.papajohns.com, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and any amendments to those reports. These reports are available through our website as soon as reasonably practicable after we electronically file such reports or amendments with the SEC. Printed copies of such documents are also available free of charge upon written or oral request to Investor Relations, Papa John’s International, Inc., P.O. Box 99900, Louisville, KY 40269-0900, telephone number 502-261-7272.  Our website and the information contained therein or connected thereto are not incorporated into this Prospectus.

You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This Prospectus is part of registration statement on Form S-8 that we have filed with the SEC to register the Common Stock offered hereby under the Securities Act of 1933, as amended (“Securities Act”).  As permitted by SEC rules, this Prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the SEC.  You may refer to the registration statement, the exhibits and schedules for more information about us and our Common Stock.  The registration statement, exhibits and schedules are available at the SEC’s public reference rooms or through its EDGAR database on the Internet.

You should rely only on the information contained in this Prospectus or any supplement to this Prospectus.  We have not authorized anyone to provide you with different information.  Our Common Stock is quoted on the NASDAQ Global Select Market under the symbol “PZZA.”

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, previously filed by us with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005;

(b)           The Company’s Form 10-Q for the quarters ended March 26, 2006, June 25, 2006 and September 24, 2006;

(c)           The Company’s Current Reports on Form 8-K filed on March 9, 2006, April 20, 2006, May 23, 2006, July 27, 2006, August 1, 2006, September 8, 2006, and October 4, 2006;

(d)           The description of the Company’s Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock made hereby; and

(e)           All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.  The Registrant’s Exchange Act file number with the Commission is 000-21660.

FORWARD LOOKING STATEMENTS

The statements set forth under the caption “Risk Factors” and elsewhere in this Prospectus which are not historical, constitute “Forward Looking Statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the expectations, beliefs, intentions or strategies for the future.  These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.  Forward-looking statements are subject to many risks and uncertainties which could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.  See “Risk Factors.”

Except to the extent required by applicable laws or rules, we do not undertake any obligation or duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase Common Stock.  If any of these risks or uncertainties occurs, our business, financial condition or operating results could be materially harmed.  In that case the trading price of Common Stock could decline and you could lose all or part of your investment.  The risks and uncertainties described below are not the only ones we may face.

•                  Factors Impacting Ability to Expand. The ability of the Papa John’s system to continue to open new restaurants is affected by a number of factors, many of which are beyond our control. These factors include, among other things, litigation, selection and availability of suitable restaurant locations, increases in or sustained high levels of food, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs, negotiation of suitable lease or financing terms, constraints on permitting and construction of restaurants, higher than anticipated construction costs, and the hiring, training and retention of management and other personnel. Accordingly, there can be no assurance that system-wide, Papa John’s will be able to meet planned growth targets, open restaurants in markets now targeted for expansion, or continue to operate in existing markets profitably.

•                  Competition. The restaurant industry is intensely competitive with respect to price, service, location and food quality, and there are many well-established competitors with substantially greater financial and other resources than the Papa John’s system. Some of these competitors have been in existence for a substantially longer period than Papa John’s and may be better established in the markets where restaurants operated by us or our franchisees are, or may be, located. Experience has shown that a change in the pricing or other marketing or promotional strategies, including new product and concept developments, of one or more of our major competitors can have an adverse impact on sales and earnings of Papa John’s and our system-wide restaurant operations.

•                  Cheese and Other Commodity Cost Increases. An increase in the cost of cheese or other commodities could adversely affect the profitability of our system-wide restaurant operations. Cheese costs, historically representing 35% to 40% of our food cost, and other commodities are subject to seasonal fluctuations, weather, availability, demand and other factors that are beyond our control. Additionally, sustained increases in fuel and utility costs could adversely affect the profitability of our restaurant and QC Center businesses.

•                  Consumer Trends; Competing Restaurants. Changes in consumer taste (for example, changes in dietary preferences that could cause consumers to avoid pizza in favor of foods that are perceived as more healthful), demographic trends, traffic patterns and the type, number and location of competing restaurants could adversely affect our restaurant business.

•                  Health- or Disease-Related Disruptions or Concerns. Health- or disease-related disruptions or consumer concerns about the commodity supply or the Company’s food products could negatively impact the availability and/or cost of commodities and adversely impact restaurant operations and our financial results.  Further, restaurant operations and financial results could be adversely impacted in the event that governmental agencies adopt regulations restricting the sale of certain food products.

•                  Laws and Regulations. System-wide restaurant operations are subject to federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime. A significant number of hourly personnel employed by our franchisees and us are paid at rates related to the federal minimum wage. Accordingly, further increases in the federal minimum wage or the enactment of additional state or local minimum wage increases above federal wage rates will increase labor costs for our system-wide operations. Additionally, labor shortages in various markets could result in higher required wage rates.

•                  Enhanced Risk in Under-Penetrated or Emerging Markets. Any or all of the factors listed above potentially adversely impacting restaurant sales or costs could be especially harmful to the financial viability of franchisees in under-penetrated or emerging markets. A decline in or failure to improve financial performance for this group of franchisees could lead to unit closings at greater than anticipated levels and therefore impact contributions to marketing funds, our royalty stream, PJFS and support services efficiencies and other system-wide results.

•                  Dependence on Suppliers. Domestically, we are dependent on sole suppliers for our cheese, flour, and thin and pan crust dough products. Alternative sources for these ingredients may not be available on a timely basis to supply these key ingredients or be available on terms as favorable to us as under our current arrangements. Domestic restaurants purchase substantially all food and related products from our QC Centers. Accordingly, both our corporate and franchised restaurants could be harmed by any prolonged disruption in the supply of products from our QC Centers.

•                  Domestic Franchisee Purchasing Practices. Domestic franchisees are only required to purchase seasoned sauce and dough from our QC Centers and changes in purchasing practices by domestic franchisees could adversely affect the financial results of our QC Centers.

•                  Franchise Insurance. Beginning in October of 2004, a third-party commercial insurance company began providing fully-insured coverage to franchisees participating in our franchise insurance program, thus eliminating our risk of loss for franchise insurance coverage written after September 2004. The captive’s relatively immature claims history limits the predictive value of estimating the costs of incurred and future claims, thus our operating income is subject to potential significant adjustments for changes in estimated insurance reserves for policies written from the captive’s inception in October 2000 through September 2004.

•                  International Conditions and Risks. Our domestic and international operations could be negatively impacted by significant changes in international economic, political and health conditions. In addition, our international operations are subject to additional factors, including compliance with foreign laws, currency regulations and fluctuations, differing business and social cultures and consumer preferences, diverse government regulations and structures, availability and cost of land and construction, ability to source high-quality ingredients and other commodities in a cost-effective manner, and differing interpretation of the obligations established in franchise agreements with international franchisees. Accordingly, there can be no assurance that our international operations will achieve or maintain profitability or meet planned growth rates.

USE OF PROCEEDS

The Common Stock which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholders.  Accordingly, the Company will not realize any proceeds from the sale of the Common Stock. All expenses of the registration of the Common Stock will be paid for by the Company.  The Selling Shareholders will bear any brokerage or underwriting commissions attributable to the sale of the Common Stock offered pursuant to this Prospectus.  See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

The following table sets forth the name and relationship to the Company of each Selling Shareholder and: (1) the number of shares of Common Stock which each Selling Shareholder beneficially owned as of October 27, 2006; (2) the number of shares of Common Stock which each Selling Shareholder may offer pursuant to this Prospectus; and (3) the amount of Common Stock to be owned by each Selling Shareholder and (if one percent or more) the percentage of the class to be owned by such stockholder assuming the sale of all shares offered pursuant to this Prospectus.

The information contained in this table reflects “beneficial” ownership of Common Stock within the meaning of Rule 13d-3 under the Exchange Act.  As of October 25, 2006, the Company had 32,019,411 shares of Common Stock outstanding.

Name and Relationship to the Company	Amount of Common Stock Beneficially Owned As of October 27, 2006(1)	Number of Shares Offered Hereby(2)	Amount of Common Stock and Percentage of Class to be Owned After the Offering
F. William Barnett Director	16,000	9,000	7,000	*
Norborne P. Cole, Jr. Director	18,000	18,000	-0-	*
Philip Guarascio Director	4,500	2,500	2,000	*
Olivia F. Kirtley Director	28,000	14,000	14,000	*
William M. Street Director	25,834	19,834	6,000	*
Totals	92,334	63,334	29,000	*

(*)            Less than 1.0%.

(1)             Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of October 27, 2006.  Unless otherwise noted, all persons referred to above have sole voting and sole investment power.  Excludes phantom stock units held under a deferred compensation plan.

(2)             Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock.  The number of shares offered shall be determined from time to time by each Selling Shareholder at the sole discretion of the Selling Shareholder.

PLAN OF DISTRIBUTION

In this section of the Prospectus, the term “Selling Shareholder” means and includes:  (1) the persons identified in the table above as the Selling Shareholders; and (2) any of their donees, distributees, transferees or other successors in interest who may (a) receive any of the shares of our Common Stock offered hereby after the date of this Prospectus and (b) offer or sell those shares hereunder.

The Selling Shareholders may sell their Common Stock by means of this Prospectus and any applicable Prospectus supplement or they may decide to sell them in any other manner permitted by applicable law, including pursuant to Rule 144.  The Selling Shareholders may sell their Common Stock from time to time in one or more types of transactions (which may include block transactions) in the NASDAQ Global Select Market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The Selling Shareholders will pay any applicable brokerage commissions and underwriting discounts associated with the sale of their Common Stock.  The Company will pay the expenses incident to the registration of the Common Stock.  The anti-manipulation rules of Regulation M under the Exchange Act may apply to activities of the Selling Shareholders and sales of Common Stock pursuant to this Prospectus by the Selling Shareholders.

There can be no assurance that the Selling Shareholders will sell any or all of the Common Stock offered pursuant to this Prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby has been passed upon for the Company by Greenebaum Doll & McDonald PLLC, Louisville, Kentucky.  Members of Greenebaum Doll & McDonald PLLC participating in the preparation of this Prospectus owned 4,650 shares of the Company’s Common Stock on November 1, 2006.

EXPERTS

The consolidated financial statements of Papa John’s International, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 25, 2005 (including schedules appearing therein), and Papa John’s International, Inc.’s management’s assessment of the effectiveness of internal controls over financial reporting as of December 25, 2005 included thereon, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports therein, and incorporated herein by reference.  Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES LAW VIOLATIONS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Security Act and is, therefore, unenforceable.

PAPA JOHN’S INTERNATIONAL, INC.
63,334 SHARES OF COMMON STOCK
REOFFER PROSPECTUS

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations.

November 3, 2006

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                        Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following documents:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005;

(b)           The Company’s Form 10-Q for the quarters ended March 26, 2006, June 25, 2006 and September 24, 2006;

(c)           The Company’s Current Reports on Form 8-K filed on March 9, 2006, April 20, 2006, May 23, 2006, July 27, 2006, August 31, 2006, September 8, 2006, and October 4, 2006;

(d)           The description of the Company’s Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock made hereby; and

(e)           All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.  The Registrant’s Exchange Act file number with the Commission is 000-21660.

Item 4.                          Description of Securities.

Not Applicable.

Item 5.                          Interests of Named Experts and Counsel.

Members of Greenebaum Doll & McDonald PLLC participating in the preparation of this Registration Statement owned 4,650 shares of the Company’s Common Stock on November 1, 2006.

Item 6.                          Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“GCL”) permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful.  A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper.  To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.  Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required.  The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

Article Twelfth of the Company’s Amended and Restated Certificate of Incorporation provides:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

Article Sixteenth of the Company’s Amended and Restated Certificate of Incorporation provides:

“Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith.”

The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer’ s or director’s duties.

Item 7.                          Exemption from Registration Claimed.

63,334 shares offered hereby were issued by the Company to the Selling Shareholders under the 2003 Stock Option Plan for Non-Employee Directors in reliance upon Section 4(2) of the Securities Act.

Item 8.                          Exhibits.

The following exhibits are filed as part of this Registration Statement:

3.1           Amended and Restated Certificate of Incorporation of the Registrant.  Exhibit 3.1 to Registration Statement No. 33-61366 is incorporated herein by reference.

3.2           Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.  Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (Comm. File 0-21660) is incorporated herein by reference.

3.3           Restated By-laws of the Registrant.  Exhibit 3.2 to Registration Statement No. 33-61366 is incorporated herein by reference.

5              Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

10                                    Amended and Restated 2003 Stock Option Plan for Non-Employee Directors.*

23.1         Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

23.2         Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24            Powers of Attorney (included on signature page of the Registration Statement).

*Filed herewith.

Item 9.                          Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume  and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on November 3, 2006.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nigel Travis and J. David Flanery, or either of them, such individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Schnatter	Founder, Executive Chairman of	November 3, 2006
John H. Schnatter	the Board and Director

Signature	Title	Date

/s/ Nigel Travis	President, Chief Executive Officer	November 3, 2006
Nigel Travis	(Principal Executive Officer) and Director

/s/ F. William Barnett	Director	November 3, 2006
F. William Barnett

/s/ Norborne P. Cole, Jr.	Director	November 3, 2006
Norborne P. Cole, Jr.

/s/ Philip Guarascio	Director	November 3, 2006
Philip Guarascio

/s/ John Hatab	Director	November 3, 2006
John Hatab

/s/ Olivia F. Kirtley	Director	November 3, 2006
Olivia F. Kirtley

/s/ Wade S. Oney	Director	November 3, 2006
Wade S. Oney

/s/ William M. Street	Director	November 3, 2006
William M. Street

/s/ J. David Flanery	Senior Vice President, Chief Financial	November 3, 2006
J. David Flanery	Officer and Treasurer

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Registrant. Exhibit 3.1 to Registration Statement No. 33-61366 is incorporated herein by reference.

3.2

Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation. Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (Comm. File 0-21660) is incorporated herein by reference.

3.3	Restated By-laws of the Registrant. Exhibit 3.2 to Registration Statement No. 33-61366 is incorporated herein by reference.

5	Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

10	Amended and Restated 2003 Stock Option Plan for Non-Employee Directors.*

23.1	Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24	Powers of Attorney (included on signature page of the Registration Statement).

*Filed herewith.